UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report:  July 25, 2001

PacificNet.com, Inc.

Delaware	000-24985	11-2854355
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification of Number)

7808 Creekridge Circle, Suite 101, Bloomington, MN 55439
(Address of Principal Executive Offices)

(952) 829-5888
(Registrant’s Telephone Number)

ITEM 1.	CHANGES IN CONTROL OF REGISTRANT.

Not applicable.

ITEM 2.	ACQUISITION OR DISPOSITION OF ASSETS.

Not applicable.

ITEM 3.	BANKRUPTCY OR RECEIVERSHIP.

Not applicable.

ITEM 4.	CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

Effective July 19, 2001, the Board of Directors of the Registrant (the "Company") approved a change in the Company’s independent accountants from Arthur Andersen & Co to Deloitte Touche Tohmatsu as its new independent accountants.  The change was recommended and approved by the Company’s Audit Committee on July 19, 2001.

Arthur Andersen & Co’s report on the Company's financial statements as of December 31, 2000 and 1999, and for the year ended December 31, 2000 and for the period from inception (July 8, 1999) to December 31, 1999 did not contain an adverse opinion or a disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope or accounting principles. There were no disagreements between the Company and Arthur Andersen & Co on any matter of accounting principles or practices, or financial statements disclosure, or auditing scope or procedure.

ITEM 5.	OTHER EVENTS AND REGULATION FD DISCLOSURE.

For purposes of complying with Nasdaq rules, the Registrant is providing the following information regarding security ownership of management and certain beneficial owners as of July 25, 2001:

SECURITY OWNERSHIP OF MANAGEMENT
AND CERTAIN BENEFICIAL OWNERS

             The following table sets forth the number of shares of the Company's Common Stock beneficially owned by (i) each director and nominee for election to the Board of Directors of the Company; (ii) each of the named executive officers in the Summary Compensation Table; (iii) all directors and executive officers as a group; and (iv) to the best of the Company's knowledge, all beneficial owners of more than 5% of the outstanding shares of the Company's Common Stock as of July 25, 2001. As of July 25, 2001, there were 8,087,342 outstanding shares of the Company’s Common Stock.  Unless otherwise indicated, the stockholders listed in the table have sole voting and investment power with respect to the shares indicated.

Name and Address	Amount and Nature of Beneficial Ownership (Number of Shares) (1)	Percent of Class

B2B Ltd. (2)	2,413,890	29.9%
Tony Tong (3)	906,917	11.2%
Fortune E-Commerce Ltd. (4)	796,583	9.9%
Oei Hong Leong (5)	693,995	8.6%
APP China Group Limited (6)	603,472	7.5%
Sino Mart Management Ltd. (7)	482,778	6.0%
Green Plant, Inc. (8)	440,535	5.5%
Charles W. Mueller (9)	400,000	5.0%
Richard Hui (10)	288,542	3.6%
Dexter Fong (11)	100,000	1.2%
David Bussmann (12)	55,000.7%
Michael B. Gaard (12)	30,000.4%
Chih Chueng (12)	30,000.4%

All directors and officers as a group (13)	4,224,349	52.2%

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to the shares shown. Except as indicated by footnote and subject to community property laws where applicable, to our knowledge, the stockholders named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Unless otherwise indicated, the address of each person is c/o PacificNet.com, Inc., 7808 Creekridge Circle, Suite 101, Bloomington, MN 55439

(2)	The address of B2B Ltd. is 8th Floor, Paul Y Centre, 51 Hung To Road, Kwun Tong, Kowloon, Hong Kong.

(3)	Mr. Tong is currently Executive Chairman and Chief Executive Officer of the Company. Excludes 482,778 shares owned by Sino Mart Management Ltd., as to which shares Mr. Tony Tong disclaims beneficial ownership. Includes 400,000 shares of Common Stock subject to options which are exercisable.

(4)	The address of Fortune E-Commerce Ltd, is Room 1502-7, 15/F Tower A. Regent Centre, 63 Wo Yi Hop Road, Kwai Chung, N.T., Hong Kong.

(5)	The address of Mr. Oei Hong Leong is c/o B2B Ltd., 8th Floor, Paul Y Centre, 51 Hung To Road, Kwun Tong, Kowloon, Hong Kong.

(6)	The address of APP China Group Limited is 23/F Financial Square, 333 Jou Jiang Road, Shanghai China 200001.

(7)	Sino Mart Management Ltd. is owned by Mr. Tong Cho Sam, the father of Mr. Tony Tong. The address of Sino Mart Management Ltd. is Akara Building, 24 De Castro Street, Wickams Cay I, Road Town, Tortola, British Virgin Islands.

(8)	Green Plant, Inc. is owned by relatives of Mr. Richard Hui. The address of Green Plant, Inc. is c/o Caribbean Corporate Services Limited, Third Floor, Omar Hodge Building, Wickams Cay I, P.O. Box 362, Road Town, Tortola, British Virgin Islands.

(9)	Mr. Mueller is currently Chief Financial Officer of the Company. Includes 400,000 shares of Common Stock subject to options which are exercisable.

(10)	Mr. Hui is currently President and Chief Technology Officer of the Company. Excludes 440,535 shares owned by Green Plant, Inc., as to which shares Mr. Richard Hui disclaims beneficial ownership. Includes 107,500 shares of Common Stock subject to options which are exercisable or which will become exercisable within 60 days of July 25, 2001.

(11)	Mr. Fong is currently Secretary of the Company. Includes 100,000 shares of Common Stock subject to options which are exercisable.

(12)	Current independent directors of the Company.

(13)	The 4,224,849 shares is comprised of the shares of 8 named persons – Mssrs. Tong, Mueller, Hui, Fong, Gaard, Chueng, Bussmann and shares held by B2B Ltd. The 4,224,849 shares includes the 2,413,890 shares held by B2B Ltd. as B2B Ltd. is indirectly a wholly-owned subsidiary of Hanny Holdings Limited. Mr. Allan Yap, a director of the Company, is also the Executive Director of ITC Corporation Limited, a Hong Kong listed holding company of Hanny Holdings Limited and Paul Y-ITC Construction.

ITEM 6.	RESIGNATIONS OF REGISTRANT’S DIRECTORS.

Not Applicable.

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS.

16. Letter from Arthur Andersen & Co. to the Securities and Exchange Commission.

ITEM 8.	CHANGE IN FISCAL YEAR.

Not Applicable.

ITEM 9.	REGULATION FD DISCLOSURE.

Not Applicable.

SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFICNET.COM, INC.

Date: July 25, 2001	By: /s/ Tony Tong
Tony Tong
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit
Number	Description

16	Letter from Arthur Andersen & Co. to the Securities and Exchange Commission.